EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement
of Transocean Offshore Inc. on Form S-3 (File No. 333-          ) of our report
dated June 15, 1996, except as to the information presented in Note 33, for which the date is July 26, 1996, on our audits of the consolidated financial statements of Transocean ASA and Subsidiaries, as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts".

                                                         COOPERS & LYBRAND ANS

Oslo, Norway
April 1, 1997